FORM OF
                          DEBT AGREEMENT

      This DEBT AGREEMENT, dated as of __________, 1997, (this
"Agreement"), by and between CPC International Inc., a Delaware corporation ("CPC"), and Corn Products International, Inc., a
Delaware corporation ("Corn Products").

      WHEREAS, as contemplated in the Distribution Agreement, the parties have entered into this Agreement regarding the indebtedness to be borne by Corn Products and the Corn Products
Consolidated Subsidiaries; and

      WHEREAS, CPC intends to reduce the indebtedness of CPC and the CPC Consolidated Subsidiaries by the proceeds of New Debt, and any proceeds of New Assumed Debt, mutually agreed to be incurred or assumed by Corn Products and the Corn Products Consolidated Subsidiaries;

      NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement and the Distribution Agreement, the parties hereto agree as follows:

      SECTION 1. Certain Definitions. All capitalized terms not otherwise defined shall have the meanings set forth below (such meanings to be equally applicable to both the singular and the plural forms of the terms defined). Any reference by name to any entity owned directly or indirectly by CPC shall be deemed to include any successor entity thereto.



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      "Agreement" shall have the meaning ascribed thereto in the preamble.

      "Brazilian Distribution" shall mean the distribution by Refinacoes de Milho, Brasil Ltda. (a wholly owned subsidiary of CPC organized and operating under the laws of Brazil) to CPC of all of the outstanding equity of Brazilian Newco.

      "Brazilian Newco" shall mean the Brazilian entity engaged solely in the corn refining business which will result from the transfer of all of the assets and liabilities of the corn refining business of Refinacoes de Milho, Brasil Ltda. to said Brazilian entity.

      "Canadian Distribution" shall mean the distribution by Canada Starch Operating Company, Inc. (a wholly owned subsidiary of CPC organized and operating under the laws of Canada) to CPC of all of the outstanding stock of Canadian Newco.

      "Canadian Newco" shall mean the Canadian entity engaged solely in the corn refining business which will result from the transfer of all of the assets and liabilities of the corn refining business of Canada Starch Operating Company, Inc. to said Canadian entity.

      "Chilean Distribution" shall mean the distribution by Industrias de Maiz y Alimentos S.A. (a wholly owned subsidiary of CPC organized and operating under the laws of Chile) to CPC of all of the outstanding stock of Chilean Newco.

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      "Chilean Newco" shall mean the Chilean entity engaged
solely in the corn refining business which will result from the transfer of all of the assets and liabilities of the corn refining business of Industrias de Maiz y Alimentos S.A. to said
Chilean entity.

      "Corn Products" shall have the meaning ascribed thereto in the preamble.

      "Corn Products Consolidated Existing Debt" shall have the meaning ascribed thereto in Section 2(a).

      "Corn Products Consolidated New Debt Amount" shall have the meaning ascribed thereto in Section 2(a).

      "Corn Products Consolidated Subsidiaries" shall mean all entities, wherever organized, that, in accordance with GAAP, are included in the consolidated financial statements of Corn
Products as of the Distribution Time.

      "Corn Products Tax Balance Sheet" shall mean (i) as of the date hereof, the tax balance sheet set forth in Schedule B, reflecting the latest estimate of the book assets, liabilities and net equity of Corn Products on a stand-alone basis as of the Distribution Time, and adjusted for United States federal income tax differences, as determined by CPC in accordance with past practices consistently applied (which such determination shall be final and binding upon the

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parties), and (ii) as of the CPC Adjustment Date, the Final Corn
Products Balance Sheet, as adjusted to reflect United States federal income tax differences determined by CPC in accordance with past practices consistently applied (which such determination shall be final and binding upon the parties).

      "Corn Products Total Consolidated Debt Amount" shall have the meaning ascribed thereto in Section 2(a).

      "CPC" shall have the meaning ascribed thereto in the preamble.

      "CPC Adjustment Date" shall have the meaning ascribed thereto in Section 4(a).

      "CPC Base Amount" shall mean the aggregate amount of CPC's unrecovered investment for United States federal income tax purposes in all of the assets (including the stock of domestic and foreign corporations), net of liabilities (including liabilities to which said assets are subject, but excluding contingent and unknown liabilities), contributed by CPC directly to Corn Products in contemplation of the Distribution and reflected on the Corn Products Tax Balance Sheet, which amount shall be determined by CPC, in accordance with past practices consistently applied (which such determination shall be final and binding upon the parties), as of the date of the contribution of each such asset to Corn Products.

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      "CPC Consolidated Subsidiaries" shall mean all entities,
wherever organized, that, in accordance with GAAP, are included in the consolidated financial statements of CPC as of the Distribution Time.

      "CPC Foreign Distributing Company" shall mean each of (i)
Canada Starch Operating Company, Inc., (ii) Refinacoes de Milho,
Brasil Ltda. and (iii) Industrias de Maiz y Alimentos S.A.

      "CPC Foreign Distributing Company Base Amount" shall mean the aggregate amount of the unrecovered investment for United States federal income tax purposes of (i) Canada Starch Operating Company, Inc. in all of the assets, net of all liabilities (including liabilities to which said assets are subject, but excluding contingent and unknown liabilities) other than New Assumed Debt, transferred to Canadian Newco in contemplation of the Canadian Distribution, (ii) Refinacoes de Milho, Brasil Ltda. in all of the assets, net of all liabilities (including liabilities to which said assets are subject, but excluding contingent and unknown liabilities) other than New Assumed Debt, transferred to Brazilian Newco in contemplation of the Brazilian Distribution, and (iii) Industrias de Maiz y Alimentos S.A. in all of the assets, net of all liabilities (including liabilities to which said assets are subject, but excluding contingent and unknown liabilities) other than New Assumed Debt, transferred to Chilean Newco in contemplation of the Chilean Distribution, determined in each case by CPC, in accordance with past practices consistently applied (which such determination shall be final and binding upon the parties), as of the date of each of the respective contributions, and reflected on the respective Foreign Newco Tax Balance Sheet.

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      "Distribution" shall have the meaning ascribed thereto in the
Distribution Agreement.

      "Distribution Agreement" shall mean that certain
Distribution Agreement dated as of __________, 1997, by and between CPC and Corn Products, and to which this Agreement is an Ancillary Agreement (as defined in the Distribution Agreement).

      "Distribution Time" shall mean the close of business on the Distribution Date, immediately after the Distribution. For this purpose, "Distribution Date" shall mean such date as may be determined by the board of directors of CPC as the date on which the Distribution shall occur.

      "Final Corn Products Balance Sheet" shall have the meaning ascribed thereto in Section 4(a).

      "Final Foreign Newco Balance Sheet" shall have the meaning ascribed thereto in Section 4(b).

      "Foreign Adjustment Date" shall have the meaning ascribed thereto in section 4(b).

      "Foreign Distribution" shall mean each of the Brazilian
Distribution, the Canadian Distribution and the Chilean
Distribution.

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      "Foreign Distribution Time" shall mean with respect to each
Foreign Distribution, the close of business on the Foreign Distribution Date, immediately after the Foreign Distribution.
For this purpose, "Foreign Distribution Date" shall mean with respect to each Foreign Distribution, such date as may be determined by the board of directors (or equivalent governing body) of the respective CPC Foreign Distributing Company as the date on which such Foreign Distribution shall occur.

      "Foreign Newco" shall mean each of Brazilian Newco, Canadian Newco and Chilean Newco.

      "Foreign Newco Tax Balance Sheet" shall mean (i) as of the date hereof, the tax balance sheet of each Foreign Newco prepared by CPC and included in Schedule B, each reflecting the assets, liabilities and net equity of the respective Foreign Newco as of the relevant Foreign Distribution Time, as adjusted for United States federal income tax differences determined by CPC in accordance with past practices consistently applied (which such determination shall be final and binding upon the parties) and
(ii) as of each Foreign Adjustment Date, the respective Final Foreign Newco Balance Sheet, as adjusted for United States federal income tax differences determined by CPC in accordance with past practices consistently applied (which such determination shall be final and binding upon the parties).

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      "GAAP" means United States generally accepted accounting
principles and practices, as in effect on the date of this Agreement, as promulgated by the Financial Accounting Standards
Board and its predecessors.

      "Indebtedness" shall mean all interest bearing debt for money borrowed whether or not evidenced by securities, without regard to whether such debt is accounted for as a current or long-term liability on the balance sheet of the borrower, except that Indebtedness shall not include (i) any debt to CPC, any CPC Consolidated Subsidiary, Corn Products or any Corn Products Consolidated Subsidiary, (ii) any trade or non-trade accounts payable or similar liabilities or (iii) any leases (whether accounted for as a capital lease or an operating lease).

      "New Assumed Debt" shall mean Indebtedness incurred by CPC or a CPC Consolidated Subsidiary, with respect to which the lender agrees that (i) such Indebtedness will be transferred to Corn Products or a Corn Products Consolidated Subsidiary on or prior to the Distribution Date, (ii) such Indebtedness will, upon such transfer, become the liability of Corn Products or a Corn Products Consolidated Subsidiary, and (iii) CPC and the CPC Consolidated Subsidiaries will be discharged from any liability related thereto. All Indebtedness of a CPC Foreign Distributing Company that is to be transferred to a Foreign Newco as part of a Foreign Distribution shall also be regarded as New Assumed Debt.

      "New Debt" shall mean Indebtedness, other than Corn
Products Consolidated Existing Debt or New Assumed Debt, for money borrowed from banks, financial institutions or other

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similar lenders, but shall not include any debt to CPC, any CPC
Consolidated Subsidiary, Corn Products or any Corn Products
Consolidated Subsidiary.

      "Notice" shall have the meaning ascribed thereto in Section 6(h).

      "Section" shall mean a section of this Agreement.

      SECTION 2. Debt Undertaking.

      (a) Corn Products Total Consolidated Debt. The parties agree that at the Distribution Time, (i) the Corn Products Total Consolidated Debt Amount shall be an amount equal to $350 million, and (ii) the Corn Products Consolidated New Debt Amount shall be the excess of the Corn Products Total Consolidated Debt Amount over the Corn Products Consolidated Existing Debt. For purposes hereof, the Corn Products Consolidated Existing Debt shall be the total amount of Indebtedness, as of September 30, 1997 (or such other date as the parties may mutually agree), of all Corn Products Consolidated Subsidiaries. The amount of Corn Products Consolidated Existing Debt held by each of the relevant Corn Products Consolidated Subsidiaries is set forth in the Schedule A.

      (b) Corn Products Consolidated New Debt Amount. After September 30, 1997 (or such other date as the parties may mutually agree), but not later than December 31, 1997, (i) Corn Products shall incur New Debt and pay the proceeds of such New Debt to CPC; and (ii) each

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Corn Products Consolidated Subsidiary designated by Corn Products and agreed to by CPC shall assume New Assumed Debt from CPC or a CPC Consolidated Subsidiary. The total of said New Debt to be incurred by CPC and New Assumed Debt to be assumed by Corn Products Consolidated Subsidiaries shall be equal to the Corn Products Consolidated New Debt Amount. The allocation of the Corn Products Consolidated New Debt Amount among Corn Products and each of the Corn Products Consolidated Subsidiaries designated by Corn Products and agreed to by CPC, for the purpose of determining the amount of New Debt or New Assumed Debt to be incurred or assumed by each, shall be as set forth in Schedule A. Such allocation shall take into account the agreements set forth in Sections 2(c) and 2(d). The parties may agree that, in lieu of incurring New Debt, Corn Products will assume New Assumed Debt in respect of all or any portion of the amount of the Corn Products Consolidated New Debt Amount allocable to Corn Products. All proceeds of New Debt, and the proceeds, if any, of all New
Assumed Debt referred to herein shall be used exclusively to retire Indebtedness of CPC and the CPC Consolidated Subsidiaries.

      (c) Corn Products Debt. The parties agree that the portion of the Corn Products Consolidated New Debt Amount to be allocated to Corn Products shall not exceed the CPC Base Amount.

      (d) Foreign Newco Debt. The parties agree that the portion of the Corn Products Consolidated New Debt Amount to be allocated to any Foreign Newco shall not exceed the CPC Foreign
Distributing Company Base Amount.

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      SECTION 3. Preliminary Balance Sheets. Included herewith
and attached hereto as Schedule B are book and tax balance sheets, reflecting the latest estimate of the assets, liabilities and net equity of (i) Corn Products on a stand-alone basis as of the Distribution Time and (ii) each Foreign Newco as of the respective Foreign Distribution Time. Said balance sheets shall provide the basis for determining, for purposes of Sections 2(c) and 2(d), the amounts, prior to adjustments, of the CPC Base Amount and each Foreign Distributing Company Base Amount.

      SECTION 4.  Final Balance Sheets.

      (a) As soon as practicable after the Distribution Time, but in any event within sixty (60) days following the Distribution Time (the "CPC Adjustment Date"), CPC shall deliver to Corn Products (i) a book balance sheet prepared by CPC in cooperation with Corn Products reflecting the final determination of the assets, liabilities and net equity as of the Distribution Time of Corn Products on a stand-alone basis (the "Final Corn Products Balance Sheet") and (ii) the Corn Products Tax Balance Sheet, computed from the Final Corn Products Balance Sheet.

      (b) As soon as practicable after each Foreign Distribution Time, but in any event within sixty (60) days following the respective Foreign Distribution Time (each, a "Foreign Adjustment Date"), CPC shall deliver to Corn Products (i) book balance sheets prepared by CPC in cooperation with Corn Products reflecting the final determination of the assets, liabilities and net equity as of the respective Foreign Distribution Time of each Foreign Newco ("Final Foreign

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Newco Balance Sheets") and (ii) the corresponding final Foreign
Newco Tax Balance Sheets, computed from the Final Foreign Newco
Balance Sheets.

      (c) Each of the book balance sheets described in Sections
3, 4(a) and 4(b) are or shall be prepared in accordance with GAAP applied in a manner consistent with CPC's past practices.

      SECTION 5.  Adjustments.

      (a) If the portion of the Corn Products Consolidated New Debt Amount allocated directly to Corn Products exceeds the CPC Base Amount indicated by the Corn Products Tax Balance Sheet computed from the Final Corn Products Balance Sheet, CPC shall pay to Corn Products an amount of cash equal to such excess. In such an event, Corn Products will cause a Corn Products Consolidated Subsidiary to (i) assume New Assumed Debt in the amount of such excess, or if agreed to by the parties, (ii) incur New Debt in the amount of such excess and pay to CPC or the relevant CPC Foreign Distributing Company the proceeds of such New Debt.

      (b) If the portion of the Corn Products Consolidated New Debt Amount allocated to any Foreign Newco exceeds the corresponding CPC Foreign Distributing Company Base Amount indicated by the Foreign Newco Tax Balance Sheet computed from the respective Final Foreign Newco Balance Sheet, the respective CPC Foreign Distributing Company shall pay to the applicable Foreign Newco an amount of cash equal to such excess. In such an event, Corn Products will, or will cause a Corn Products Consolidated Subsidiary to, (i) assume New

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Assumed Debt in the amount of such excess or, if agreed to by the parties, (ii) incur New Debt in the amount of such excess and pay to CPC or the relevant CPC Foreign Distributing Company the proceeds of such New Debt.

      SECTION 6.  Miscellaneous Provisions.

      (a) Termination. This Agreement may not be terminated except by an agreement in writing signed by all of the parties hereto.

      (b) Further Actions. If at any time after the Distribution Time any further action is necessary or desirable to carry out the purposes of this Agreement, either of the parties shall, on the written request of the other, take all such reasonably necessary or desirable action.

      (c) Cooperation. The parties hereto agree to use their reasonable best efforts to cooperate with respect to the various matters contemplated by this Agreement.

      (d) Successors and Assigns. Except as otherwise expressly provided herein, no party hereto may assign or delegate, whether by operation of law or otherwise, any of such party's rights or obligations under or in connection with this Agreement without the written consent of the other party hereto, and any attempt to so assign or delegate any of said rights or obligations without such consent shall be void. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto will be

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binding upon and enforceable against the respective
successors and assigns of such party and will be enforceable by and will inure to the benefit of the respective successors and permitted assigns of such party.

      (e) Modification; Waiver; Severability. This Agreement may be amended, supplemented or waived only by a subsequent writing signed by all of the parties hereto. The failure of any party hereto to require strict performance by any other party of any provision of this Agreement will not waive or diminish that party's right to demand strict performance thereafter of that or any other provision hereof. If any provision of this Agreement or the application thereof is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision in circumstances other than those as to which it has been held invalid or unenforceable, shall remain in full force and effect and in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transaction contemplated hereby is not affected in any manner adverse to any party.

      (f) Counterparts. This Agreement may be executed with counterpart signature pages or in one or more counterparts, all of which shall be one and the same Agreement, and shall become effective when one or more counterparts have been signed by each of the parties and delivered to all the parties hereto.

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      (g) Descriptive Headings. The descriptive headings of the
Agreement are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

      (h) Notices. All notices, consents, requests, waivers or other communications required or permitted under this Agreement (each a "Notice") shall be in writing and shall be sufficiently given if (a) hand delivered or sent by telecopy or any means of electronic transmission with delivery confirmed (by voice or otherwise), (b) sent by nationally recognized overnight courier, or (c) sent by registered or certified mail, postage prepaid, return receipt requested, and in each case addressed as follows:

      If to CPC at:            P.O. Box 8000
                               International Plaza
                               Englewood Cliffs, NJ 07632
                               Telecopy:  1-201-894-2210
                               Attn:  Vice President-Taxes
                               with a copy to: General Counsel

      If to Corn Products at:  P.O. Box 345
                               6500 Archer Road
                               Argo, Illinois 60501

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                               Telecopy:  1-708-563-6561
                               Attn:  Chief Financial Officer
                               with a copy to: General Counsel

or such other address as shall be furnished by any of the parties in a Notice. Any Notice shall be deemed given upon receipt.

      (i) Survival. Except as otherwise expressly provided herein, all covenants and agreements of the parties contained in this Agreement shall survive the Distribution Time.

      (j) Binding Effect. This Agreement shall be executed by CPC and Corn Products on their own behalf and on behalf of their respective affiliates, which in the case of CPC shall mean the CPC Consolidated Subsidiaries, and in the case of Corn Products shall mean the Corn Products Consolidated Subsidiaries, including each Foreign Newco. Each of CPC and Corn Products agrees to cause its respective affiliates to perform, and hereby guarantees the performance of, each and every one of the obligations hereunder to be performed by such affiliates.

      (k) No Third Party Beneficiaries. This Agreement is solely for the benefit of the parties hereto and their respective affiliates, and shall not be deemed to confer upon third parties any remedy, claim, liability, right of reimbursement, action or other right in excess of those existing without reference to this Agreement.

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      (l) Dispute Resolution. Article VI of the Distribution
Agreement shall apply hereto and shall be deemed incorporated herein by reference with respect to any dispute arising out of the interpretation, implementation or compliance with the provisions of this Agreement.

      (m) Governing Law and Consent to Jurisdiction. This Agreement shall be governed by, and construed and enforced in accordance with, the law of the State of New York without regard to the principles of conflicts of laws thereunder. Without limiting Article VI of the Distribution Agreement, each of the parties irrevocably submits to the exclusive jurisdiction of the Superior Court of the State of New Jersey, Bergen County, or the United States District Court for the District of New Jersey, for purposes of any suit, action or other proceeding arising out of this Agreement. Each of the parties agrees to commence any action, suit or proceeding relating hereto that is not required to be submitted to arbitration pursuant to Article VI of the Distribution Agreement either in the United States District Court for the District of New Jersey or if such suit, action or other proceeding may not be brought in such court for jurisdictional reasons, in the Superior Court of the State of New Jersey, Bergen County. Each of the parties further agrees that service of any process, summons, notice or document by United States registered mail to such party's respective address set forth above shall be effective service of process for any such action, suit or proceeding in New Jersey with respect to any matters to which it has submitted to jurisdiction. Each of the parties irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the Superior Court of the State of New Jersey, Bergen County, or the United States District Court for the

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District of New Jersey, and hereby further irrevocably and
unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.


      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

CPC INTERNATIONAL INC.         CORN PRODUCTS INTERNATIONAL, INC.

By _______________________     By_______________________________

Name:                               Name:
Title:                              Title:


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